UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2013

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania		17547
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As reported in Item 5.07 of this Form 8-K report, our stockholders approved the following plans at our annual meeting of stockholders held on April 18, 2013:

•	Donegal Group Inc. 2013 Equity Incentive Plan for Employees.

•	Donegal Group Inc. 2013 Equity Incentive Plan for Directors.

We attach each of these plans as an exhibit to this Form 8-K. We incorporate by reference the descriptions of the material terms of each plan in our proxy statement for our 2013 annual meeting of stockholders that we filed with the Securities and Exchange Commission on March 18, 2013.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported in Item 5.07 of this Form 8-K report, at our annual meeting of stockholders on April 18, 2013, our stockholders approved an amendment to our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 30.0 million shares to 40.0 million shares. We are attaching the certificate of amendment to our certificate of incorporation, as an exhibit to this Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on April 18, 2013. The results of the voting at our annual meeting of stockholders was as follows:

•

The total number of votes represented at the annual meeting in person or by proxy by the holders of our Class A common stock and Class B common stock was 7,443,371 of the total of 7,581,839 votes entitled to vote at the annual meeting by the holders of all shares of Class A common stock and Class B common stock outstanding on the record date.

•

The total number of votes represented at the annual meeting in person or by proxy by the holders of our Class A common stock was 1,927,383 of the total of 2,005,064 votes at the annual meeting by the holders of all shares of Class A common stock outstanding on the record date entitled to vote as a separate class on the proposal to amend our certificate of incorporation.

•

At the annual meeting, the stockholders elected Scott A. Berlucchi, John J. Lyons and S. Trezevant Moore, Jr. as Class C Directors to serve for a term of three years and until their successors take office. The votes cast for the election of Class C Directors were as follows:

	Number of Votes
	For	Withheld	Broker Non-Votes
Scott A. Berlucchi	6,415,532	116,771	911,068
John J. Lyons	6,304,248	228,055	911,068
S. Trezevant Moore, Jr.	6,413,342	118,961	911,068

There were no other nominations of candidates for election as Class C Directors. There were no abstentions with respect to the election of Class C Directors.

Our stockholders also voted to approve the following additional actions:

•

Approval of an amendment to our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 30.0 million shares to 40.0 million shares.

Number of Votes by Holders of Class A Common Stock and Class B Common Stock Voting Together As a Single Class
For	Against	Abstain	Broker Non-Votes
7,230,704	211,778	889	—

Number of Votes by Holders of Our Class A Common Stock Voting as a Separate Class
For	Against	Abstain	Broker Non-Votes
1,807,266	119,271	846	—

•	Approval of our 2013 Equity Incentive Plan for Employees.

Number of Votes
For	Against	Abstain	Broker Non-Votes
5,635,359	891,801	5,143	911,068

•	Approval of our 2013 Equity Incentive Plan for Directors.

Number of Votes
For	Against	Abstain	Broker Non-Votes
6,309,026	217,641	5,636	911,068

•	Ratification of the selection by the audit committee of our board of directors of KPMG LLP as our independent registered public accounting firm for 2013.

Number of Votes
For	Against	Abstain	Broker Non-Votes
7,329,357	102,444	11,570	—

Item 8.01.	Other Events.

On April 18, 2013, our board of directors declared a regular quarterly cash dividend payable May 15, 2013 of $.1275 per share of Class A common stock and $.115 per share of Class B common stock to stockholders of record as of the close of business on May 1, 2013. We attach to this Form 8-K our press release dated April 19, 2013 in which we reported the dividend declaration. These dividends represent percentage increases of 4.1% for our Class A common stock and 4.5% for our Class B common stock compared to the previous quarterly cash dividend.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to Certificate of Incorporation.

10.1	Donegal Group Inc. 2013 Equity Incentive Plan for Employees.

10.2	Donegal Group Inc. 2013 Equity Incentive Plan for Directors.

99.1	Press Release of Donegal Group Inc. dated April 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice President and Chief Financial Officer

Date: April 22, 2013